UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 8, 2015, Cortex Pharmaceuticals, Inc. (the “Company”) announced that the Company’s President and Chief Executive Officer, James S. J. Manuso, Ph.D., will be presenting at the Rodman & Renshaw 17th Annual Global Investment Conference at The St. Regis Hotel, New York, New York. Dr. Manuso is currently scheduled to present at 4:40 p.m. Eastern Time on Thursday, September 10, 2015.

Dr. Manuso will present details of the Company’s clinical initiatives with respect to dronabinol for obstructive sleep apnea (Phase 2B) and CX-1739 (oral) for central sleep apnea (Phase 2B) and opiate induced respiratory depression (Phase 2A), and also will provide additional program and background information.

The slide presentation that the Company will be using at the conference is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K. The presentation will be available by live webcast that can be accessed at http://wsw.com/webcast/rrshq25/corx. A replay also will be archived at http://wsw.com/webcast/rrshq25/corx.

The press release announcing the Company’s participation in the conference is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ James S. J. Manuso
James S. J. Manuso
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Slide Presentation*

99.2	Press Release dated September 8, 2015*

* Furnished herewith.